Exhibit 99.1

Cambium Networks receives additional Nasdaq Staff Determination Letter

HOFFMAN ESTATES, IL, December 1, 2025 – Cambium Networks Corporation (“Cambium Networks” or the “Company”) (NASDAQ: CMBM), a leading global provider of networking solutions, announced today that on November 25, 2025, the Company received an additional staff determination letter (“Staff Determination Letter”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company it was not in compliance with Nasdaq’s continued listing standards as set forth in Listing Rule 5250(c)(1) (the “Filing Rule”), given the Company’s inability to timely file its Quarterly Report on Form 10-K for the period ended September 30, 2025 (“Q3 2025 Delinquent Filing” and together with the prior delinquent filings referenced below, the “Delinquent Filings”), and that this matter serves as an additional basis for delisting the Company’s Ordinary Shares from The Nasdaq Global Market.

As previously disclosed, the Company received deficiency letters from the Staff on April 16, 2025, May 22, 2025 and August 25, 2025 that the Company was not in compliance with the Filing Rule, since the Company had not yet filed its Annual Report on Form 10-K for the year ended December 31, 2024 and its Quarterly Reports on Forms 10-Q for the periods ended March 31, 2025, and June 30, 2025 with the U.S. Securities and Exchange Commission. The Staff had granted an extension of time until October 13, 2025 for the Company to regain compliance with the Filing Rule.

On November 11, 2025, the Company presented its plan of compliance before the Nasdaq Hearings Panel (the “Hearings Panel”) and requested a continued stay of its delisting pending achieving full compliance by filing the Delinquent Filings within the time requested under the plan of compliance. There can be no assurance that the Hearings Panel will grant any of the Company’s requests for additional time to gain compliance. As of the date of this press release, the Company’s extended stay request remained under review by the Hearings Panel. Once the Hearings Panel makes a ruling on the extended stay, the Company intends to make a subsequent announcement. As the Company is already before the Hearings Panel, the Hearings Panel will consider the Q3 2025 Delinquent Filing in their decision regarding the Company’s continued listing on The Nasdaq Global Market.

About Cambium Networks

Cambium Networks enables service providers, enterprises, industrial organizations, and governments to deliver exceptional digital experiences, and device connectivity, with compelling economics. Our ONE Network platform simplifies management of Cambium Networks’ wired and wireless broadband and network edge technologies. Our customers can focus more resources on managing their business rather than the network. We make connectivity that just works.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based upon the Company’s current assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the Company’s ability to return to and maintain compliance with Nasdaq

Exhibit 99.1

continued listing standards and whether Nasdaq will grant the Company any relief from delisting. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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Contacts:
Investor Relations
Cambium Networks
investors@Cambiumnetworks.com